UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

VEGALAB, INC.

(Exact name of registrant as specified in its charter)

0-53248

(Commission File No.)

Nevada	68-0635204
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

636 U.S. Highway 1, Ste. 110

North Palm Beach, FL 33408

(Address of principal executive offices)

(800) 208-1680

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the Filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

On September 13, 2018, Vegalab, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) disclosing, among other things, that the Company, through its wholly owned subsidiary Tuttle Cross Dock, Inc., had acquired certain real property located in Merced County, California, commonly known as the Tuttle Cross Dock (the “Property”), on September 12, 2018. This Current Report on Form 8-K/A is being filed to disclose that the closing of the Property was actually consummated on October 1, 2018 rather than September 12, 2018 as disclosed in the Original Filing. Additionally, the Original Filing has been amended to disclose the Company’s issuance of common stock in connection therewith under Item 3.02.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 1, 2018, the Company’s subsidiary, Tuttle Cross Dock, Inc., consummated the acquisition of certain real property located in Merced County, California, commonly known as the Tuttle Cross Dock (the “Property”) from Wallace Real Estate, LLC, Ottie J. Wallace, Trustee of the Wallace Bypass Trust under the Ottie Joel and Elizabeth Wallace Family Trust, and Elbulinick Properties, LLC. All of the consideration and documents necessary for closing were delivered into escrow on September 12, 2018.

The Tuttle Cross Dock property consists of approximately 27.33 acres of land located at or near the intersection of State Highway 140 and North Arboleda Dr. in the city of Merced, County of Merced, State of California. The property is zoned for commercial and industrial uses. Located on approximately seven acres of the property are an 18,750 square foot transit warehouse, and a railway cross dock facility. The remaining acreage is currently leased to agricultural growers and is intended to be put to other uses by the Company in the future.

The purchase price of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), was paid $500,000 by the issuance of One Hundred Fifty-Seven Thousand Seven Hundred Twenty-Nine (157,729) restricted shares of the Company’s Common Stock (the “Shares”) valued at Three Dollars and Seventeen Cents ($3.17) per Share, and the balance of Two Million Dollars ($2,000,000) by the execution of two One Million Dollar ($1,000,000) promissory notes with monthly payments of interest only at eight percent (8%) per annum, and a balloon payment on the fifth (5th) anniversary of closing.

Item 3.02	Unregistered Sales of Equity Securities

On September 10, 2018, the Company executed a Securities Exchange Agreement with Wallace Real Estate, LLC, Ottie J. Wallace, Trustee of the Wallace Bypass Trust under the Ottie Joel and Elizabeth Wallace Family Trust and Elbulinick Properties LLC (the “Securities Exchange Agreement”), pursuant to which the Company agreed to issue 52,577 and 105,155 Shares to Wallace Real Estate, LLC and Elbulinick Properties, LLC, respectively. The Securities Exchange Agreement was entered into in connection with the acquisition of the Property, as described in Item 2.01 above.

The Company relied on the exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Securities Exchange Agreement contains representations to support the Company’s reasonable belief that the investors had access to information concerning the Company’s operations and financial condition, the investors acquired the securities for their own account and not with a view to the distribution thereof, and that the investors are “accredited investors” (as defined by Rule 501 under the Securities Act of 1933). In addition, the sale of securities did not involve a public offering and the Company made no solicitation in connection with the sale other than communications with the investors.

The foregoing summaries do not purport to be complete and are qualified in their entirety by copies of the Assignment of Interest, the Purchase and Sale Agreement, and the Securities Exchange Agreement pursuant to which the Company’s transfer agent is instructed to issue the Shares to the Sellers, all of which are attached to the Original Filing as Exhibits 10.1, 10.2, and 10.3 respectively.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEGALAB, INC.

Dated December 6, 2018	By:	/s/ Craig Laughlin
Craig Laughlin, President